UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2005

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-26482	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066
(Address of principal executive offices) (Zip Code)

831-438-2100
(Registrant’s telephone number, including area code)

New Athletics, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Registration of Securities of Successor Issuer Under Section 12(g) of the Securities Exchange Act of 1934 Pursuant to Rule 12g-3 Under the Securities Exchange Act of 1934

On December 1, 2005, in connection with the completion of our merger transaction with Trikon Technologies, Inc. (“Trikon”), our common stock, par value $0.0001 per share, is deemed registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by operation of paragraph (a) of Rule 12g-3 under the Exchange Act. As a result, we have succeeded to Trikon’s Exchange Act reporting status and hereby report this succession in accordance with Rule 12g-3(f)  under the Exchange Act.

Initial Reliance on the “Controlled Company” Exemption under the Rules of the Nasdaq National Market

Because affiliates of VantagePoint Venture Partners own more than 50% of our voting power, we are a “controlled company” under the rules of the Nasdaq National Market.  As a result, we qualify for, and are currently relying upon, the “controlled company” exemption from the Compensation committee and Corporate Governance and Nominating committee requirements under the rules of the Nasdaq National Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005
AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer